EXHIBIT 23

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Blonder Tongue Laboratories, Inc.



We hereby consent to the incorporation by reference in Registration Statement Nos. 333-15039, 333-52519, 333-37670, 333-96993 and 333-111367 of Blonder Tongue
Laboratories, Inc. on Form S-8, and Registration Statement No. 333-53045 of Blonder Tongue Laboratories, Inc. on Form S-3, of our reports dated February 27, 2004, except for Note 4 for which the date is March 29, 2004, relating to the consolidated financial statements and schedule of Blonder Tongue Laboratories, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.




/s/ BDO Seidman, LLP


BDO Seidman, LLP
Woodbridge, New Jersey

March 30, 2004